Exhibit 10.13

JOINT DEVELOPMENT AGREEMENT (JDA)

This Joint Development Agreement (this “Development Agreement”), effective as of February 27, 2015 (the “Effective Date”), is made between the following parties:

AKOUSTIS, INC., a company duly incorporated under the laws of the State of Delaware, having its principal office located at 10602-C Bailey Road, Cornelius, NC 28031 (“AKOUSTIS”), and

Global Communication Semiconductors, LLC., a company duly incorporated under the laws of the State of California, having its principal office located at 23155 Kashiwa Court, Torrance, California 90505 (“GCS”).

RECITALS

A.	While AKOUSTIS is a leading developer of a certain communication product.

B.	GCS is a leading foundry capable of manufacturing the communication product for AKOUSTIS.

The parties agree as follows:

1.      DEFINITIONS

1.1	“Advisory Committee” means a committee of between 2 and 4 individuals involved in the day-to-day development activities under this Agreement, comprising equal representation from each party, formed to resolve identified and escalated issues, as further described in Section 3.2. The Advisory Committee is comprised initially of the individuals listed on Exhibit A, attached and incorporated by reference.

1.2	“Affiliate” means, with respect to a party, any person, partnership, firm, corporation, or other business entity that controls, is controlled by, or is under common control of that party, in each case for only so long as such control exists. For purposes of this definition, “control” means owning more than fifty percent of the controlled entity’s ownership interest or securities or shares and possessing the power, directly or indirectly, to direct or cause direction of the controlled entity’s management and policies.

1.3	“Agreement” means this Development Agreement and any and all SOWs, which can be updated from time to time by the parties.

1.4	“Background Technology” means all information (including without limitation designs, processes, methods, techniques, designs, structures, software, inventions, technology, and specifications) that is owned, controlled, licensed, developed, or acquired solely outside the performance of this Agreement by a party or on behalf of that party by an entity other than the other party, and that is disclosed to the other party under this Agreement during the Term to facilitate development activities under this Agreement.

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1.5	“Change of Control” means, with respect to a party (a) any sale or exchange of the capital stock by the shareholders that party in one transaction or series of related transactions where more than 50% of the outstanding voting power of that party is acquired by a person or entity or group of related persons or entities; or (b) any reorganization, consolidation or merger of that party where the outstanding voting securities of that party immediately before the transaction represent or are converted into less than fifty percent 50% of the outstanding voting power of the surviving entity (or its parent entity) immediately after the transaction; or (c) the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of that party, other than where the entity acquiring shares or assets, or the surviving entity with respect to clause (b) above, is an Affiliate of that party and for the purposes of this provision an Affiliate is an entity that, directly or indirectly, controls is controlled by or is under common control with that party. “Change of Control” includes reverse mergers whereby that party is the surviving entity, but does not include internal reorganizations or restructurings (e.g., for tax purposes).

1.6	“Confidential Information” means information provided by either party to the other prior to or during the term of this Agreement, for the purposes of this Agreement, including without limitation, technical, business, financial and marketing information, and descriptions of the existence or state of progress of that information. A party’s Confidential Information includes, without limitation, any and all prototypes, copies, notes, analyses, compilations, studies, interpretations, and summaries of that information prepared by or for the other party.

1.7	“Filing” means the submission of any documentation, application, filing, registration or other actions required to perfect or enforce the parties’ interest in any Joint Development Works under Intellectual Property Right protection mechanisms, including, without limitation, any correspondence or other communication with any patent or copyright office or other governmental authority with respect thereto.

1.8	“Filing Party” means the party that has the right to conduct a Filing.

1.9	“Intellectual Property Rights” means worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights and all other literary property and author rights, including without limitation, copyright applications, copyright registrations, certificates of copyrights and copyrighted interests, and “moral” rights, (iii) all rights, title and interest in and to inventions (whether patentable or not in any country) and invention disclosures, (iv) trade secrets, know-how, or the protection of confidential information (v) other proprietary rights related to intangible intellectual property, (vi) analogous rights to the rights set forth in (i)-(v), and (vii) all divisions, continuations, renewals, reissuances, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired. Notwithstanding the foregoing, Intellectual Property Rights shall not include any rights in trademarks, service marks, trade dress, logos, trade names and corporate names, whether registered or unregistered, or in the goodwill associated therewith, or in any registrations and applications for registration thereof (collectively, “Trademarks”).

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1.10	“Joint Development Work(s)” means (a) any and all inventions, discoveries, works of authorship, know-how, drawings, technical information, data, documentation, and other information, regardless of the state of completion, in each case that are conceived or reduced to practice by or on behalf of the parties acting jointly, in the course of their performance under this Agreement during the Term, which express excludes all Background Technology, and (b) any Products expressly designated as a Joint Development Work in the applicable SOW.

1.11	“Product(s)” means a project deliverable, contemplated by the parties as the intended result of development activities under an SOW.

1.12	“Project Manager(s)” means an employee from a party, appointed to manage the development activities under the applicable SOW.

1.13	“Sole Development Work(s)” means any and all inventions, discoveries, works of authorship, know-how, drawings, technical information, data, documentation, specifications, Products, and all other information, regardless of the state of completion, in each case that are conceived or reduced to practice in the course of either party’s performance under this Agreement during the Term, expressly excluding all Background Technology and all Joint Development Works.

1.14	“Statement of Work” or “SOW” means a document signed by both parties that describes the terms and conditions particular to a specific project between AKOUSTIS and GCS and references this Development Agreement. An SOW may include one or more attachments, schedules, and other exhibits. An SOW will describe, without limitation, the scope of the project to be conducted by the parties under that SOW, the responsibilities of each party, and the requirements, specifications, manufacturing rights, prices, milestones, scheduling, ownership and license of Products, Intellectual Property Rights, whether the parties anticipate the inclusion of any third party’s intellectual property, any period of exclusive marketing rights, and other information necessary for that project. Exhibit B lists an initial SOW.

2.      Agreement Structure

2.1	Development Agreement Governs. The terms and conditions of this Development Agreement apply to and govern all SOWs, except to the extent expressly made inapplicable to an individual SOW by the terms of that SOW.

2.2	Conflicts Between Terms. If there is a conflict or inconsistency between the terms of this Development Agreement and an SOW, the terms of the SOW prevail if such terms are explicitly indicated.

3.      GOVERNANCE

3.1	Project Management; Escalation. Each party shall designate in each SOW one or more Project Managers. Each party may replace or substitute its designated Project Manager from time to time upon written notice to the other party. Should either party identify any issues requiring discussion or resolution under an SOW, the designated company representatives shall use reasonable efforts to resolve those issues. If the designated company representatives, after reasonable efforts, are unable to resolve any such issues, they may escalate those issues to the Advisory Committee.

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3.2	Advisory Committee. Each party shall provide the other party with the name, title, address, email, phone numbers, fax numbers, and other relevant contact information for each of its Advisory Committee members. Each party may replace or substitute a designated Advisory Committee member from time to time upon written notice to the other party. At least one senior executive from each party must be a member of the Advisory Committee. The parties may raise to the Advisory Committee any issues under this Agreement for discussion or resolution. Should the parties raise any issues to the Advisory Committee, or should the Project Managers escalate any issues to the Advisory Committee, the Advisory Committee shall use reasonable efforts to resolve those issues. If the Advisory Committee, after reasonable efforts and thirty (30) days following referral, is unable to unanimously agree on a resolution for raised or escalated issues, then (without limiting either party’s remedies at law or otherwise) either party may terminate this Development Agreement, the applicable SOW(s), or any combination of the preceding on thirty (30) days’ notice (given within ten (10) days of the expiration of the referral period). In addition to resolving raised or escalated issues, the Advisory Committee shall establish a regular review process to review the overall progress of development activities under this Agreement. The Advisory Committee shall determine the format and timing of such meetings.

4.       DEVELOPMENT ACTIVITIES

4.1	Development Activities. During the Term, for each SOW, the parties will collaborate to develop one or more Products in accordance with the requirements set forth in each SOW. Each party shall use reasonable efforts to perform its respective development responsibilities in accordance with each SOW. Each party will bear all direct and related costs associated with its development activities unless otherwise mutually agreed in writing.

4.2	Information Exchange and Quarterly Meetings. During the Term, the parties shall share Joint Development Works with each other to the extent necessary to allow continued enhancement of the development process in furtherance of the development activities described under each SOW and shall, on a schedule and in a format mutually determined by the parties, keep each other informed of development activities under each SOW. For clarity, ownership of any Intellectual Property Rights will be governed in accordance with Section 5. The parties shall have quarterly business review meetings concerning forecasts, technology, and other issues pertaining to the Agreement and/or SOW.

4.3	Qualification. For any aspect of the Product that fails to meet the specifications set forth in the corresponding SOW, the Project Managers will make reasonable efforts to mutually decide on a corrective action. If, after reasonable efforts, the Project Managers are unable to agree on a corrective action after 10 business days, the Project Managers shall escalate the issue according to the procedure set forth in Section3.1.
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4.4	Change Requests. The Project Managers may mutually agree in writing to minor modifications to an SOW that will not impact full compliance with the parties’ responsibilities under this Agreement. However, changes impacting full compliance with those responsibilities are only valid if escalated and approved during the escalation procedure set forth in Section 3.1.

4.5	Responsibility. Although the parties will use reasonable efforts in performing their development responsibilities in accordance with each SOW, the parties acknowledge that the results of the development work to be performed are uncertain and cannot be guaranteed by either party. The risk of success or failure of the development work under this Agreement is shared by the parties. If a party has exerted reasonable efforts in the performance of its responsibilities under an SOW, the failure to achieve performance objectives or schedules within an SOW does not create liability for that party or constitute a breach of this Agreement.

5.      OWNERSHIP

5.1	Background Technology.

(a)	Retention of Rights. Except as expressly set forth in this Agreement, each party retains all rights, title, and interest in and to its Background Technology and Intellectual Property Rights based on that Background Technology.

(b)	License. Each party hereby grants the other party during the Term a worldwide, non-exclusive, non-sublicensable, non-assignable, paid up, royalty-free, revocable, license to make, have made and use any of its Background Technology, solely to the extent necessary to fulfill each party’s obligations under an applicable SOW (and solely for such purpose).

5.2	Sole Development Works.

(a)	Retention of Rights. Except as expressly set forth in this Agreement, each party retains all rights, title, and interest in and to its Sole Development Works and Intellectual Property Rights based on those Sole Development Works.

(b)	License. Each party hereby grants the other party during the Term a worldwide, non-exclusive, non-sublicensable, non-assignable, paid up, royalty-free, revocable, license to make, have made and use any of its Sole Development Works, solely to the extent necessary to fulfill each party’s obligations under an applicable SOW (and solely for such purpose).

5.3	Joint Development Works.

(a)	Ownership. Unless otherwise provided in the SOW, AKOUSTIS and GCS jointly own in equal, undivided shares, and without rights of survivorship or accounting, all right, title and interest in and to any Joint Development Works and all Intellectual Property Rights embodied in those Joint Development Works (other than any Intellectual Property Rights based on a party’s Background Technology), now existing or later acquired (“Joint Intellectual Property Rights”). Each party hereby assigns and agrees to assign to the other party an equal, undivided interest in the Joint Development Works to the extent necessary to effectuate the foregoing joint interest. Each party shall ensure that its personnel, and personnel working on its behalf, who work on development activities under this Agreement have agreed in writing to assign to that party all Intellectual Property Rights created by that personnel in connection with development activities under this Agreement.

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(b)	Right to Exploit. Subject to any limitations in the applicable SOW and to any Intellectual Property Rights based on a party’s Background Technology, neither party has any obligations to account to the other for profits, or any other amounts, or to obtain the consent of the other party to license or exploit any Joint Development Works or Joint Intellectual Property Rights.

5.4	Filing Procedures.

(a)	Each individual SOW may indicate which party has the first option to be the Filing Party (“Initial Filing Party”) with respect to any and all Joint Development Work resulting from that SOW. If the SOW does not specify an Initial Filing Party, then the Parties shall mutually agree upon which Party is the Initial Filing Party. The parties shall mutually determine whether the appropriate action to take to ensure the protection of any Joint Development Work is to maintain the Joint Development Work as a trade secret, or to permit a Filing in relation to that Joint Development Work.

(b)	The non-Filing Party shall reasonably cooperate with and assist the Filing Party and promptly reimburse the Filing Party for one-half of the Filing Party’s expenses in connection with Filing activities as they are incurred, subject to the condition that if the non-Filing Party notifies the Filing Party in writing that it does not wish to reimburse the Filing Party for such expenses, then the non-Filing Party shall not be responsible for any further costs under this Section 5.3 related to the respective Filing. If the non-Filing Party notifies the Filing Party in writing that it does not wish to reimburse the Filing Party, all right, title, and interest in and to such documentation, application, filing, registration or other action required under that Filing, and any resulting Intellectual Property Rights, shall be solely owned by the Filing Party and the non-Filing Party hereby assigns all right, title, and interest in and to such documentation, application, filing, registration or other actions required under that Filing, and any resulting Intellectual Property Rights to the Filing Party.

(c)	In the event that a party assigns any documentation, application, filing, registration or other action required under a Filing, and any resulting Intellectual Property Rights to the other party as set forth above, the assignor shall retain and is hereby granted a worldwide, non-exclusive, perpetual, paid up, royalty free, irrevocable license to make, have made, use, sell, offer for sale, import and sublicense (in each case, subject to any limitations in the applicable SOW) the Joint Development Works that are the subject of such documentation, application, filing, registration or other action required under that Filing. The Filing Party shall keep the non-Filing Party reasonably informed as to the status of such documentation, application, filing, registration or other action pertaining to the Joint Development Works under that Filing and shall provide reasonable advance notice to the non-Filing Party prior to discontinuing any Filing.

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(d)	The parties shall cooperate with each other in executing all necessary documents to give effect to the provisions of this Section 5.

6.       LICENSES

6.1	Retaining Rights. Except for a party’s limited right to use the other party’s information, as set forth in this Agreement, and the express allocation of rights in Section 5, no license or rights, either express, implied, or established by operation of law, are granted under this Agreement, including without limitation, any Intellectual Property Rights based on a party’s Background Technology, or any Intellectual Property Rights based on a party’s technology that is owned, controlled, licensed, developed, or acquired by that party or on behalf of that party arising out of or related to activities that are separate and apart from any development activities under this Agreement or any SOW. The parties reserve all rights not expressly granted hereunder.

7.       CONFIDENTIALITY

7.1	Purpose and Handling of Confidential Information. The party receiving Confidential Information under this Agreement (the “Recipient”) must not make use of that Confidential Information other than for the purpose of fulfilling its obligations or exercising its rights in accordance with the terms of this Agreement. Additionally, Recipient shall keep the other party’s Confidential Information in strict confidence. Recipient shall only disclose that Confidential Information to its Affiliates, independent contractors, representatives, and employees, including its temporary workers provided by a staffing agency that are under Recipient’s direct supervision and control, having: (a) a need to know that information to accomplish the permitted purpose(s), and (b) agreed in writing to protect that information under terms at least as restrictive as those in this Section 7. Recipient shall protect the other party’s Confidential Information with at least the same degree of care Recipient uses to protect its own confidential information of like importance, but never less than a reasonable standard of care. Except for any transfer of Intellectual Property Rights in accordance with Section 5.3, the party disclosing the confidential information (the “Discloser”) retains full ownership of the disclosed information.

7.2	Confidential Information Identification and Exceptions. Confidential Information entitled to protection under this Agreement must be disclosed in a tangible format marked as “confidential” or with a similar legend, or if information is disclosed solely by oral or visual means, it must be identified as confidential at the time of disclosure or within a reasonable time thereafter. Confidential Information does not include any information that: (a) was already known through lawful means by Recipient without an obligation of confidentiality before disclosure by the other party under this Agreement as evidenced by written records predating the disclosure; (b) is readily accessible to the public on or after the date of disclosure other than through Recipient’s breach of this Agreement (except that this exception applies only after the information becomes so readily accessible); (c) was rightfully received by Recipient without restriction on disclosure from a third party entitled to make such a disclosure (except that this exception applies only after Recipient receives the information from the third party); (d) was independently developed by Recipient without using any of the other party’s Confidential Information as directly evidenced by Recipient’s written records created concomitantly with that development; or (e) is approved for release or disclosure by written authorization of Discloser. Recipient may comply with an order from a court or other governmental body of competent jurisdiction and disclose the other party’s Confidential Information in compliance with that order only if Recipient: (i) gives the other party prior notice to such disclosure if the time between that order and such disclosure reasonably permits or, if time does not permit, gives the other party notice of such disclosure promptly after complying with that order and (ii) fully cooperates with the other party in seeking a protective order, confidential treatment, or taking other measures to oppose or limit such disclosure. Recipient must not release any more of the other party’s Confidential Information than necessary to comply with that order.

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7.3	Publicity. Neither party shall disclose the terms and conditions of this Agreement to any third party, except as may be required (i) to implement or enforce the terms of this Agreement, or (ii) by an existing or potential investor, acquiring company, bank, or other financial institution, under terms at least as restrictive in this Section 7 in connection with a merger, acquisition, financing, loan agreement or similar corporate transaction, or except as may be permitted under Section 7.2(e) if such disclosure is treated as a disclosure of the other party's Confidential Information. Neither party shall issue any press or news release, make any public disclosure with respect to the substance of this Agreement or the relationship of the parties, or make any such general disclosure to either party’s customers, without the other party’s prior written approval, which shall not be unreasonably withheld.

8.       REPRESENTATION AND WARRANTIES

8.1	Warranties. Each party represents, warrants, and covenants to the other party that (i) it has the full right, power, and authority to enter into this Agreement and to grant the rights granted herein, (ii) it will not knowingly grant any rights in conflict with the rights granted herein, (iii) it has obtained all necessary approvals, if any, for entering into this Agreement, and (iv) it will not knowingly incorporate information of any third party into any Joint Development Works under this Agreement or use that information to perform development activities under this Agreement without express written authorization of the other party hereto.

8.2	Warranty Disclaimer. ALL INFORMATION IS FURNISHED “AS IS”. EXCEPT AS SET FORTH IN THIS SECTION 8 AND TO THE FULLEST EXTENT PERMITTED BY LAW, BOTH PARTIES EXPRESSLY DISCLAIM ANY AND ALL TYPE OF WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF OR RELATED TO DEVELOPMENT ACTIVITIES UNDER THIS AGREEMENT AND WITH REGARD TO INFORMATION PROVIDED UNDER THIS AGREEMENT.

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9.       INDEMNIFICATION

9.1	GCS’s Indemnification Obligation. GCS shall defend or settle, at GCS’s option and expense, any claim, suit, or proceeding brought by an unaffiliated third party against AKOUSTIS for infringement by AKOUSTIS’s use, as permitted by GCS, of GCS’s Background Technology of any valid Intellectual Property Right or Trademark of that third party (each a “GCS Claim”). GCS shall indemnify AKOUSTIS and hold AKOUSTIS harmless from all liabilities, costs, and fees (including without limitation legal fees and expenses), and shall pay any settlement amounts or damages finally awarded by a court of competent jurisdiction in such GCS Claim incurred by AKOUSTIS arising out of a GCS Claim, on the condition AKOUSTIS: (i) promptly notifies GCS in writing of the GCS Claim, (ii) gives GCS sole control over the defense or settlement of the GCS Claim, and (iii) reasonably cooperates and provides available information, assistance, and authority to defend or settle the GCS Claim.

9.2	AKOUSTIS’s Indemnification Obligation. AKOUSTIS shall defend or settle, at AKOUSTIS’s option and expense, any claim, suit, or proceeding brought by an unaffiliated third party against GCS for infringement by GCS’s use, as permitted by AKOUSTIS, of AKOUSTIS’s Background Technology of any valid Intellectual Property Right or Trademark of that third party (each a “AKOUSTIS Claim”). AKOUSTIS shall indemnify GCS and hold GCS harmless from all liabilities, costs, and fees (including without limitation legal fees and expenses), and shall pay any settlement amounts or damages finally awarded by a court of competent jurisdiction in such AKOUSTIS Claim incurred by GCS arising out of an AKOUSTIS Claim, on the condition GCS: (i) promptly notifies AKOUSTIS in writing of the AKOUSTIS Claim, (ii) gives AKOUSTIS sole control over the defense or settlement of the AKOUSTIS Claim, and (iii) reasonably cooperates and provides available information, assistance, and authority to defend or settle the AKOUSTIS Claim.

9.3	Joint Development Works. Each party shall at its own expense cooperate with the other party in the event that an unaffiliated third party alleges that the use of Joint Development Works results in the infringement, violation, or misappropriation of that third party’s Intellectual Property Rights (each an “Allegation”). Such cooperation will include without limitation, working together to analyze the Allegation, evaluating possible solutions, meeting to determine which party will take the lead in defending the Allegation if the parties decide to defend the Allegation, and sharing the burdens associated with resolving the Allegation. In making such determinations, the parties will take into consideration the source of the Intellectual Property Rights that is the subject of the Allegation.

10.     LIMITATION OF LIABILITY

10.1	Disclaimer of Damages. EXCEPT FOR DAMAGES ARISING UNDER SECTIONS 7, 8, OR 9, AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE, GOODWILL, USE, DATA, OR OTHER ECONOMIC ADVANTAGE) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH EITHER PARTY’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY, IN TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL OR EQUITABLE THEORY. The limitations set forth in this Section 10 apply even if the party has been advised of the possibility of such damages. Further, liability for damages is limited and excluded as set forth in this Section 10 even if any exclusive remedy provided in this Agreement fails of its essential purpose.
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10.2	Limitation. Except for damages arising under Sections 7, 8, or 9, and damages for any claim arising out of either party’s unauthorized use of the other party’s Intellectual Property Rights or Trademarks or otherwise provided under a SOW, and unless otherwise required by law, a party’s total aggregate liability (including in respect of all losses, damages, costs, expenses and interests suffered or incurred) for any claim or claims arising out of or relating to this Agreement shall be limited to USD $1,000.

11.     TERM AND TERMINATION

11.1	Development Agreement Term. Unless otherwise terminated as described in this Development Agreement, this Development Agreement shall commence on the Effective Date and be in full force for five (5) years from that date. This period is the “Term”. Notwithstanding the foregoing, unless otherwise agreed to by the parties prior to expiration, this Development Agreement terminates immediately, without further notice or action, when all SOWs governed by this Development Agreement terminate or expire.

11.2	SOW Term. Each SOW will specify the date on which it begins and continue until the earliest of the date that (a) the development work described in that SOW is fully completed, (b) the parties mutually agree that the project under that SOW is no longer worth pursuing, or (c) a party terminates that SOW according to that SOW’s termination provisions.

11.3	Termination Without Cause. Unless otherwise provided under a SOW, either party may terminate this Development Agreement, one or more SOWs, or any combination of the preceding, with or without cause, by giving the other party ninety (90) days’ prior written notice.

11.4	Termination for Breach. If either party fails to comply with any material term of this Development Agreement, the other party may terminate this Development Agreement with thirty (30) days’ written notice to the breaching party specifying any such breach, unless the breaching party remedies all the specified breaches within that thirty-day period. If either party fails to materially comply with an SOW, the other party may terminate that SOW with thirty (30) days’ written notice to the breaching party specifying any such breach, unless the breaching party remedies all the specified breaches within that thirty-day period. “Material term” includes without limitation, the obligations described in Section 7.

11.5	Insolvency. Either party may immediately terminate this Development Agreement, one or more SOWs, or any combination of the preceding with written notice to the other party if: (i) the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceedings relating to insolvency, receivership, liquidation, or composition for the benefit of creditors that are not dismissed with prejudice within sixty (60) days of the initial filing associated with such petition or proceeding, (ii) the other party makes an assignment for the benefit of creditors, or (iii) the other party is insolvent or unable to pay its debts as they mature in the ordinary course of business.

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11.6	Change of Control. Despite any other term in this Agreement, each party reserves the right to terminate this Development Agreement, one or more SOWs, or any combination of the preceding in writing if:

(a)	the other party undergoes a Change of Control;

(b)	the other party acquires or merges with a third party who is engaged in either the semiconductor integrated circuit business (in the case where the other party is AKOUSTIS) (in the case of a termination by GCS) or acoustic resonator business (in the case where the other party is GCS) (in the case of a termination by AKOUSTIS);

(c)	provided that under this Section, the terminating party provides a thirty (30) day written notification to the other party that must consent to such termination, which cannot be unreasonably withheld.

11.7	Effect of Termination.

(a)	Upon termination or expiration of an SOW, the parties will promptly: (i) provide to each other any Joint Development Works resulting from development activities under that SOW not previously provided to each other, to the extent necessary to comply with Section 4.2, and (ii) return to each other, according to Section 7, all of the other party’s Background Technology provided for the purposes of that SOW.

(b)	Upon termination or expiration of this Development Agreement and the termination or expiration of all SOWs, the parties will promptly: (i) provide to each other any Joint Development Works resulting from development activities under this Agreement not previously provided to each other, to the extent necessary to comply with Section 4.2, and (ii) return to each other, according to Section 7, all of the other party’s Background Technology provided for the purposes of this Agreement.

(c)	Mere termination or expiration of this Development Agreement does not cause any SOW to terminate. However, termination or expiration of this Development Agreement means that no additional SOW may be executed.

(d)	Mere termination or expiration of any SOW does not cause any other SOW or this Development Agreement to expire or terminate.

11.8	Survival. Along with all definitions established in this Agreement, the following Sections survive any termination or expiration of this Agreement: Sections: 1, 2, 3.1, 4.5, 5, 6, 7, 8, 9, 10, 11.7, 11.8, and 12.

12.     MISCELLANEOUS

12.1	Controlling Law and Jurisdiction. The laws of the state of California, U.S.A.

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12.2	Assignability. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, whether by operation of law or otherwise, without prior written notice to the other party, which shall not be unreasonably denied. Any attempt to make an assignment or transfer in violation of this Section 12.2 will be void. This Agreement will inure to the benefit of and be binding upon any permitted successor or assign.

12.3	Severability and Waiver. If any part of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement continues in effect and will be construed in all respects as if such invalid or unenforceable part were omitted. A party does not create a continuing waiver or any expectation of nonenforcement or delay by providing an express waiver to any default or breach of this Agreement or failing to promptly exercise any right under this Agreement.

12.4	Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings, agreements, discussions and negotiations, whether oral or written, regarding the same subject matter. No addition, modification or alteration of this Agreement is effective unless reduced to writing and signed by both parties.

12.5	Non-solicitation. During the Term and for one (1) year following any termination or expiration of this Agreement, neither party shall, either directly or have done on their behalf, recruit for purposes of hiring or engaging in business or solicit any employee of the other party who is working or has worked on activities covered by this Agreement, to leave the other party or to work for any other employer. However, neither party is in breach of this Section 12.5 with respect to any action taken toward an employee of the other party that (i) occurs after that employee approached the party under their own initiative without engagement by or on behalf of the party and (ii) takes place outside of the premises and without using the facilities of the other party.

12.6	Export Laws. Each party agrees to take all appropriate measures to comply with all applicable export control regulations, including without limitation, obtaining necessary export or re-export licenses, such as U.S. export laws, the U.S. International Traffic in Arms Regulations, embargoed countries and other laws and treaties which may be relevant through direct and indirect transfers of technology. To facilitate both GCS's and AKOUSTIS’s compliance with applicable export control regulations, if any of the products, technology, data or information provided by either party are classified or listed as subject to export or re-export restrictions in the context of applicable export regulations, such party shall immediately inform the other party in writing of such export control classification identification, and if requested, will provide other relevant exportation information and documentation (e.g., copy of export licenses). Neither party shall use any product, technology, data or information furnished to it by the other party in any nuclear weapons-related activities, chemical or biological weapon activities, or missile activities.

12.7	Notice. All notices, requests, consents and other communications, which are required or permitted under this Agreement, shall be in writing (“Notices”). All Notices will be effective (i) upon delivery if delivered in person, mail, or other recognized national or international express courier and confirmed by receipt of delivery or (ii) when sent by email as confirmed by the receiving party’s electronic records. To be effective, a party must provide the other party with Notice by a recognized national or international express courier with respect to all Notices under Sections 9 and 11. Notices will be addressed as set forth below or to such other address that is designated in a written Notice conforming to this Section 12.7 by the party to receive Notice.

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To AKOUSTIS, INC.:		To Global Communication
10602-C Bailey Road		Semiconductors, LLC.:
Cornelius, NC 28031		23155 Kashiwa Court,
Torrance, California 90505

Attn: Wing Yau
Attn:	Jeffrey Shealy

cc:	Richard T. Ogawa
OGAWA p.c.
313 Bryant Court
Palo Alto, CA 94301

12.8	Equitable Relief. Any material breach of this Agreement (including without limitation any breach of Sections 5.3 or 7 or 9) could cause irreparable harm and significant injury that monetary damages may be inadequate to remedy. Accordingly, the parties agrees that upon their material breach, the other party may be entitled to injunctive or equitable relief in any court of competent jurisdiction in addition to all other rights and remedies available at law or in equity.

12.9	Relationship of Parties. The parties are independent contractors under this Agreement and no other relationship is intended. Nothing contained herein shall be construed to imply any partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder, and neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party. This Agreement does not obligate either party to enter into any further agreement or business transaction with the other party or any other entity.

12.10	Independent Development. Nothing in this Agreement prevents either party from independently pursuing or engaging others to pursue the same or similar business opportunities or technology development as long as such activities do not violate this Agreement.

12.11	Force Majeure. Neither party shall be liable for its failure to perform its obligations under this Agreement or for delay in such performance, to the extent that such failure or delay is due to events beyond its reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God, acts of terror, and acts in compliance with any applicable law, regulation, or order of any governmental body.

12.12	Foundry Agreement. Upon successful completion of SOW 1, the parties shall fulfill the obligations under a definitive foundry agreement, which has been attached in Exhibit C. For avoidance of doubt, the parties can negotiate the terms of the agreement before its execution.

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12.13	Miscellaneous. The captions and headings appearing in this Agreement are for reference only and will not be considered in construing this Agreement. This Agreement may be executed in counterparts, each of which is considered an original as against any party who has signed the counterpart, and all of which constitute one agreement. Any and all rights and remedies of a party conferred under this Agreement upon the other party’s breach of, or default under, this Agreement are cumulative with and not exclusive of any other right or remedy at law, in equity, or conferred by this Agreement. A party’s exercise of any one right or remedy does not preclude the exercise of any other. This Agreement represents a negotiated Agreement between the parties, with the advice and assistance of counsel, and shall not be construed against either party as the drafter of the Agreement.

Signed:

AKOUSTIS, INC.		Global Communication Semiconductors, LLC

By:	/s/ Jeffrey B. Shealy	By:	Brian Ann

Name:	Jeffrey B. Shealy	Name:	Brian Ann

Title:	President & CEO	Title:	President & CEO

Date:	February 27, 2015	Date:	February 27, 2015

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